Exhibit 10.1

July 14, 2020

FBC Holdings Sárl
c/o Cyrus Capital Partners, LP
65 East 55th Street
New York, NY 10022e
United States

Attention: Jennifer M. Pulick

Dear Jennifer:

Re:  Series B Preferred Shares of Sphere 3D Corp.

FBC Holdings Sárl (the "Shareholder") is the registered and beneficial owner of 6,500,000 Series B Preferred Shares ("Preferred Shares") of Sphere 3D Corp. (the "Corporation").

For good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, by executing this letter agreement (this "Letter Agreement"), the Corporation and the Shareholder hereby agree as follows:

1. The Shareholder hereby agrees that, during the Lockup Period, the undersigned will not, without the prior written consent of the Corporation, in its sole and unfettered discretion, convert any of the Preferred Shares into Common Shares of the Corporation; provided, that Shareholder shall only be subject to one Lockup Period pursuant to this Letter Agreement. For purposes of this Letter Agreement:

(a) "Change of Control" means the acquisition by any Person, or group of Persons acting jointly or in concert within the meaning of the Securities Act (Ontario), of voting control or direction over an aggregate of 50% or more of the outstanding Common Shares and securities convertible into or carrying the right to acquire Common Shares (other than an internal reorganization or any transaction pursuant to which holders of Common Shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting rights attaching to outstanding Common Shares and securities convertible into or carrying the right to acquire Common Shares immediately after the transaction);

(b) "Common Shares" means Common Shares of the Corporation or any successor corporation;

(c) "Lockup Period" means the period of time between (a) July 14, 2020 and (b) the earlier to occur of (1) April 30, 2021 and (2) the date that is 180 days after a Change of Control; and

(d) "Person" means any natural person, corporation, firm, partnership, joint venture, trustee, executor, liquidator of a succession, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or governmental authority and pronouns relating thereto have a similar extended meaning.

2. The Corporation hereby covenants that it will do all things necessary to duly convene a meeting of its shareholders (the "Meeting") by December 31, 2020 to vote on allowing the Shareholder to convert its Preferred Shares into Common Shares in the manner set forth, and as contemplated by, Section 7 of the Corporation's Certificate and Articles of Amendment as filed on July 12, 2019. In connection with the Meeting, the Corporation further covenants that it shall use its best efforts to support the adoption of such proposal, including, but not limited to, recommending that shareholders vote in favor of such proposal.

3. The signature of any of the parties hereto may be evidenced by a facsimile, scanned e-mail or internet transmission copy of this letter agreement bearing such signature.

4. This Letter Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

5. This Letter Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Please indicate your acceptance of this Letter Agreement by executing the enclosed counterpart of this Letter Agreement and returning a copy to the undersigned.

Yours truly,

SPHERE 3D CORP.

/s/ Peter Tassiopoulos

Peter Tassiopoulos
Chief Executive Officer

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ACKNOWLEDGED AND AGREED THIS 14TH  DAY OF JULY, 2020.

FBC HOLDINGS SÁRL

/s/ Trustmoore Luxembourg S.A.
Trustmoore Luxembourg S.A.
Manager A

/s/ Cyrus Capital Partners, L.P.
Cyrus Capital Partners, L.P.
Manager B